UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

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RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

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Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (630) 208-2200

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2007, Kathleen S. Dvorak, age 51, was appointed by the Board of Directors to serve as the Company’s Executive Vice President, Chief Financial Officer and Chief Strategy Officer, effective upon her employment commencement date of November 5, 2007, succeeding Daniel Fujii. On October 19, 2007, Mr. Fujii notified the Company of his intention to resign his employment with the Company as Corporate Controller and interim Chief Financial Officer effective November 5, 2007. Mr. Fujii had been appointed Chief Financial Officer on an interim basis in June 2007.

Prior to joining the Company, Ms. Dvorak held several management positions with United Stationers, Inc. (NASDAQ: USTR), an international distributor of office products with net sales for 2006 of $4.5 billion, most recently serving as its Senior Vice President and Chief Financial Officer from 2001 until 2007.

The Company and Ms. Dvorak entered into an Employment, Nondisclosure and Non-compete Agreement on October 24, 2007 (the “Employment Agreement”). Under the Employment Agreement, Ms. Dvorak’s initial base salary will be $350,000 per year. Ms. Dvorak will be granted a non-qualified option to purchase 25,000 shares of the Company’s common stock and a restricted stock award for 10,000 shares of the Company’s common stock. The option will have an exercise price equal to the fair market value of the Company’s common stock at the close of business on November 5, 2007, and both the option and restricted stock award will vest in three substantially equal annual installments. Ms. Dvorak will be entitled to participate in the Company’s annual cash incentive plan with a target annual incentive bonus equal to 50% of her annual base salary. Ms. Dvorak will also participate in other benefit plans offered to executive officers of the Company.

Under the Employment Agreement, Ms. Dvorak is entitled to a payment equal to her annual base salary and bonus if her employment is terminated by the Company without cause or by her with good reason. Under the Employment Agreement, Ms. Dvorak will have good reason to terminate her employment upon (i) a diminution in her duties, (ii) a reduction in her base salary, (iii) the Company’s material breach of the Employment Agreement, (iv) a relocation of her principal place of employment, (v) a change in her internal reporting obligations, (vi) the Company’s failure to implement reasonable initiatives and plans developed by her in connection with her responsibilities and duties, or (vii) a change in control of the Company.

Under the Employment Agreement, Ms. Dvorak agrees not to compete with the Company during the term of her employment and for a period of one year thereafter.

A form of the Employment Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the employment of Ms. Dvorak on October 24, 2007. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Form of Employment, Nondisclosure and Non-compete Agreement between the Company and Kathleen S. Dvorak dated as of October 24, 2007.
Exhibit 99.1	Press Release announcing the election of Kathleen S. Dvorak as the Company’s Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 25, 2007	By:	/s/ Kyle C. Badger
	Name:	Kyle C. Badger
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
Exhibit 10.1	Form of Employment, Nondisclosure and Non-compete Agreement between the Company and Kathleen S. Dvorak dated as of October 24, 2007.
Exhibit 99.1	Press Release announcing the election of Kathleen S. Dvorak as the Company’s Chief Financial Officer